EXHIBIT 5.2

[Fried, Frank, Harris, Shriver & Jacobson LLP Letterhead]

June 17, 2005

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Ladies and Gentlemen:

We have acted as special counsel to ONEOK, Inc., an Oklahoma corporation (the “Issuer”), in connection with the issuance and sale by the Issuer of $400,000,000 in aggregate principal amount of its 5.20% Notes due 2015 (the “5.20% Notes”) and $400,000,000 in aggregate principal amount of its 6.00% Notes due 2035 (the “6.00% Notes” and, together with the 5.20% Notes, the “Securities”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Issuer, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Issuer and others, in each case, as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

(a)	the Underwriting Agreement, dated June 14, 2005, between the Issuer and Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the several Underwriters named in Schedule I thereto (the “Underwriting Agreement”);

(b)	the Securities; and

(c)	the Indenture, dated as of December 28, 2001, the Second Supplemental Indenture, dated as of June 17, 2005, and the Third Supplemental Indenture, dated as of June 17, 2005 (collectively, the “Indenture”).

The documents referred to in items (a) through (c) above, inclusive, are collectively referred to as the “Note Documents” and the documents referred to in items (b) and (c) are collectively referred to as the “Debt Documents.”

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or other appropriate representatives of the Issuer and others, and assume compliance on the part of all parties to the Note Documents with their covenants and agreements contained therein.

To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the Securities have been duly authenticated and delivered by the Trustee; (ii) all of the parties to the Note Documents are validly existing and in good standing under the laws of their respective jurisdictions of organization and have the power and authority to (a) execute and deliver the Note Documents, (b) perform their obligations thereunder and (c) consummate the transactions contemplated thereby; (iii) the Note Documents have been duly authorized, executed and delivered by the Issuer (to the extent not matters of New York law) and the other parties thereto; (iv) the Note Documents constitute valid and binding obligations of all the parties thereto (other than as expressly addressed in the opinions below as to the Issuer), enforceable against such parties in accordance with their respective terms; (v) the Note Documents do not violate Oklahoma law; (vi) all of the parties to the Note Documents will comply with all laws applicable thereto; and (vii) the execution and delivery by the Issuer, and the performance by the Issuer of its agreements in the Indenture and the Securities do not and will not (a) violate the certificate of incorporation or by-laws of the Issuer, (b) breach or otherwise violate any existing obligation of the Issuer under any court or administrative order, judgment or decree or (c) violate applicable provisions of any statute or regulation of the United States or any state thereof (other than with respect to New York law).

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Indenture constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

2. The Securities constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and are entitled to the benefits of the Indenture.

The opinions set forth above are subject to the following qualifications:

(A) We express no opinion as to the validity, binding effect or enforceability of any provision of the Debt Documents:

(i) relating to indemnification, contribution or exculpation;

(ii) related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any provision is to be determined by any court other than a court of the State of New York, or (b) choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New

York, in each case, applying the law and choice of law principles of the State of New York;

(iii) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(iv) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Issuer under any of such Debt Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions);

(v) which may be construed to be in the nature of a penalty; and

(vi) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor.

(B) Our opinions above are subject to the following:

(i) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect affecting creditors’ rights and remedies generally;

(ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies) whether such principles are considered in a proceeding in equity or at law; and

(iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

The opinions expressed herein are limited to the laws of the State of New York, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws, including the laws of the State of Oklahoma, may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Issuer’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2005 and to the reference to this firm under the caption “Legal Matters” in the

Prospectus Supplement, dated June 14, 2005, filed with the Commission on June 16, 2005. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

The opinions expressed herein are solely for your benefit in connection with the transaction covered in the first paragraph of this letter and may not be relied upon in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

Very truly yours,

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP